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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CTC Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2014

Dear CTC Media Stockholder:

        You are cordially invited to our Annual Meeting of Stockholders on Monday, May 19, 2014, beginning at 12:00 p.m., local time, at the offices of WilmerHale, Alder Castle, 10 Noble Street, London, EC2V 7QJ, United Kingdom. The enclosed Notice of Annual Meeting of Stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our Board of Directors recommends that stockholders vote "FOR" proposals one, two and three.

        We look forward to seeing you there.

                      Very truly yours,

                      Yuliana Slashcheva
                       Chief Executive Officer

CTC MEDIA, INC.
31A Leningradsky Prospekt
Moscow, 125284 Russia

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 19, 2014

Dear CTC Media Stockholder:

        The 2014 Annual Meeting of Stockholders of CTC Media, Inc., a Delaware corporation, will be held on Monday, May 19, 2014 at 12:00 p.m., local time, at the offices of WilmerHale, Alder Castle, 10 Noble Street, London, EC2V 7QJ, United Kingdom. At the meeting, stockholders will consider and vote on the following matters:

  1.
  to elect three Class II Directors, each for a three-year term;

  2.
  to ratify the selection of Ernst &Young LLC as our independent registered public accounting firm for the year ending December 31, 2014;

  3.
  to cast a non-binding advisory vote on executive compensation; and

  4.
  to transact such other business as may properly come before the meeting or any adjournment thereof.

        Our Board of Directors has fixed the close of business on March 21, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in "street name", meaning they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. You must instruct your broker how to vote with respect to the election of directors; your broker cannot exercise its discretion to vote on your behalf.

        Our stock transfer books will remain open for the purchase and sale of our common stock.

        A copy of our annual report to stockholders for the year ended December 31, 2013 accompanies this notice and the enclosed proxy statement.

        If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a letter from the nominee confirming your beneficial ownership of such shares. In order to vote your shares at the Annual Meeting, you must obtain from the nominee a proxy issued in your name. You must also bring a form of personal identification.

                      By Order of the Board of Directors,

                      Nikolay Surikov
                       Chief Financial Officer and Company Secretary

April 30, 2014

 TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
PROPOSAL ONE: ELECTION OF DIRECTORS	6
Directors	7
CORPORATE GOVERNANCE	11
Corporate Governance Guidelines	11
Board Leadership Structure	11
Board Determination of Independence	11
Board of Directors Meetings and Attendance	12
Director Attendance at Annual Meeting of Stockholders	12
Committees of our Board of Directors	12
Director Nomination Process	14
Communications from Stockholders	15
Code of Business Conduct and Ethics	16
Report of the Audit Committee of our Board of Directors	16
Independent Registered Public Accounting Firm Fees	18
Audit Committee's Pre-Approval Policy and Procedures	18
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	19
Policies and Procedures Regarding Related Party Transactions	19
Transactions with Related Parties, Major Stockholders and their Affiliates	19
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION	23
Executive Officers	23
Executive Compensation	24
Potential Payments Upon Termination or Change in Control	29
Equity Compensation Plan Information	31
Director Compensation	31
Compensation Committee Interlocks and Insider Participation	33
Report of the Compensation Committee	39
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	40
PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION	41
OTHER MATTERS	43
Section 16(a) Beneficial Ownership Reporting Compliance	43
Stockholder Proposals for the 2015 Annual Meeting	43
Delivery of Security Holder Documents	43

CTC MEDIA, INC.

31A Leningradsky Prospekt
Moscow, 125284 Russia

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2014

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CTC Media, Inc. (the "Company" or "CTC Media"), a Delaware corporation, for use at the 2014 Annual Meeting of Stockholders to be held on Monday, May 19, 2014 at 12:00 p.m., local time, at the offices of WilmerHale, Alder Castle, 10 Noble Street, London, EC2V 7QJ, United Kingdom, and at any adjournment or postponement thereof (the "Annual Meeting").

        Directions to the Alder Castle office of WilmerHale are available by telephone at +44 (0)20 7645 2400 or at the WilmerHale website at http://www.wilmerhale.com/offices/offices/.

        All proxies will be voted in accordance with the stockholders' instructions. If no choice is specified in the proxy, the shares will be voted: FOR the election of the three Class II Directors, each for a three-year term; FOR the ratification of the selection of Ernst & Young LLC as our independent registered public accounting firm for the year ending December 31, 2014; and FOR the approval of an advisory vote on executive compensation. Any proxy may be revoked by a stockholder at any time before its exercise by (i) delivery of written revocation to the Secretary of the Company (care of Investor Relations), or (ii) attendance at the Annual Meeting and giving affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

        The notice of Annual Meeting, this proxy statement and our annual report to stockholders (which includes our annual report on Form l0-K for the year ended December 31, 2013), are being mailed to stockholders on or about April 30, 2014.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 19, 2013

        This proxy statement and the annual report on Form 10-K for the year ended December 31, 2013 are available for viewing, printing and downloading at www.edocumentview.com/CTCM.

        Additionally, you can find our Form 10-K for the year ended December 31, 2013 through the Securities and Exchange Commission's electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our annual report to stockholders (which includes our annual report on Form 10-K for the year ended December 31, 2013), free of charge, by sending a written request to: Investor Relations, CTC Media, Inc., 31A Leningradsky Prospekt, Moscow, 125284 Russia, by e-mail to ir@ctcmedia.ru or by phone at +7 (495) 783 3650. Copies of any exhibits to our annual report on Form 10-K will be provided upon written request and payment of an appropriate processing fee.

 Matters to be Acted On

        At the Annual Meeting, the stockholders will consider and vote on the following matters:

  1.
  the election of three Class II Directors, each for a three-year term;

  2.
  the ratification of the selection of Ernst & Young LLC as our independent registered public accounting firm for the year ending December 31, 2014;

  3.
  to cast a non-binding advisory vote on executive compensation; and

  4.
  such other business as may properly come before the Annual Meeting.

        Our Board of Directors recommends that you vote FOR the election of the three Class II Directors, each for a three-year term; FOR the ratification of the selection of Ernst & Young LLC as our independent registered public accounting firm for the year ending December 31, 2014; and FOR the approval of an advisory vote on executive compensation.

Voting Securities and Votes Required

        At the close of business on March 21, 2014, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote 155,710,719 shares of common stock, $0.01 par value per share, of the Company. Each share entitles the record holder to one vote on each matter submitted at the Annual Meeting.

        Under our Amended and Restated By-Laws (the "By-Laws"), the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy (including "broker non-votes" and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

        The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors. The approval of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on the matter is required for the ratification of the selection of Ernst & Young LLC and the approval of the advisory vote on executive compensation.

        Many brokers are subject to New York Stock Exchange ("NYSE") rules. The NYSE rules direct that, if you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instruction. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (those shares are treated as "broker non-votes"). Broker non-votes are deemed to be shares entitled to vote on such matters. The election of directors is not considered a discretionary item, nor are matters related to executive compensation. This means that brokers who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on Proposals One or Three. We urge you to provide voting instructions to your broker so that your votes may be counted. Broker non-votes will not be considered as votes in favor of, or with respect to, Proposals One or Three and thus will have no effect on the outcome of these proposals. Proposal Three is a non-binding proposal.

        Abstentions will be counted as present for the purpose of determining the presence of a quorum for transacting business at the Annual Meeting. A stockholder has no ability to abstain in the election of directors. Because Proposals Two and Three require a majority vote of the shares present or represented by proxy at the Annual Meeting, an abstention will have the effect of a vote against these proposals.

Costs of Soliciting Proxies

        We will bear the costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, email and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2014 by:

  •
  each person, entity or group of affiliated persons or entities known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

  •
  each of our directors and director nominees;

  •
  each named executive officer (our "named executive officers"), as required by the rules of the Securities and Exchange Commission (the "SEC"); and

  •
  all of our directors and executive officers as a group.

        The beneficial ownership set forth below includes any shares that the person has the right to acquire within 60 days after March 31, 2014 through the exercise or conversion of any stock option or other right. The address for each director and executive officer of the Company is: c/o CTC Media, Inc., 31A Leningradsky Prospekt, Moscow, 125284 Russia.

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares Beneficially Owned, Including Stock Options	Percentage of Common Stock Outstanding
5% stockholders
MTG Russia AB(2) Skeppsbron 18 Box 2096 SE-10313 Stockholm, Sweden	60,008,800	38.53%
Telcrest Investments Limited(3) Themistokli Dervi 3 Julia House 1066, Nicosia Cyprus	39,548,896	25.40%
Directors and Named Executive Officers
Angelo Codignoni	—	—
Lorenzo Grabau(4)	60,008,800	38.53%
Tamjid Basunia	—	—
Irina Gofman(4)	60,008,800	38.53%
Werner Klatten	—	—
Jørgen Madsen Lindemann(4)	60,008,800	38.53%
Jean-Pierre Morel	—	—
Alexander Pentya(5)	39,548,896	25.40%
Timur Weinstein	—	—
Yuliana Slashcheva(6)	2,778	*
Nikolay Surikov(6)	3,667	*
Yulia Moskvitina(6)	99,500	*
Viacheslav Murugov(6)	1,030,333	*
Sergey Petrov(6)	103,617	*
All current directors and named executive officers as a group (14 persons)(4)(5)(6)	100,797,591	64.73%

*
Represents less than 1% of our outstanding common stock.

(1)
We believe that each stockholder has sole voting and investment power with respect to the shares listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the SEC, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of March 31, 2014 through the exercise of any stock option or other right. The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of common stock. Shares of common stock which an individual or entity has a right to acquire within the 60-day period following March 31, 2014 pursuant to the exercise of stock options or any other right are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2)
Based solely on Schedule 13D filed with the Securities and Exchange Commission by MTG Russia AB ("MTG Russia") on August 14, 2007, as amended May 13, 2011 and May 20, 2011, MTG Russia directly owns 60,008,800 shares of common stock of CTC Media. Modern Times Group MTG AB, a Swedish public company, Skeppsbron 18 Box 2094, SE-103 13, Stockholm, Sweden, by virtue of its indirect ownership of 100% and control of MTG Russia, may be deemed to share beneficial ownership of, and the power to vote and the power to dispose of, these shares of common stock held by MTG Russia.

(3)
Based solely on a Schedule 13D filed with the Securities and Exchange Commission by Telcrest Investments Limited ("Telcrest") on June 1, 2011, as amended on September 7, 2012 and March 26, 2014. Telcrest was formed for the purpose of acquiring and holding the shares of common stock of CTC Media. The principal business of Telcrest is to function as a holding company. LLC "IC Abros" ("Abros"), a Russian limited liability company with its principal address at 2A, Rastrelli Sq., 191124, Saint-Petersburg, Russia, is the record owner of the Class A shares of Telcrest, which have sole voting rights other than with respect to certain reserved matters, on which the holders of Class A shares vote with the Class B shares of Telcrest. The Class A Shares constitute approximately 27% of the total issued and outstanding shares (of all classes) of Telcrest. Bank Rossiya, a Russian Open Joint Stock Company with its principal address at 2A, Rastrelli Sq., 191124, Saint-Petersburg, Russia, is the owner of all of the issued and outstanding shares of Abros. CJSC "ABR Management" ("ABR") is a Russian Open Joint Stock Company with its principal address at 2 liter A, Rastrelli sq., 191124, Saint-Petersburg, Russia. ABR's principal business is security trust management. ABR is the trustee under a trust agreement with certain shareholders of Bank Rossiya, pursuant to which ABR has the power to manage and exercise certain rights of a majority of the outstanding shares of Bank Rossiya for the benefit of such shareholders. ABR expects to enter into an agency agreement with Abros, pursuant to which ABR has similar rights with respect to Abros' shares of Telcrest. Certain of Abros, Bank Rossiya and ABR have direct and indirect minority equity interests in JSC "National Media Group", a Russian closed joint stock company ("NMG"), which owns a minority of the Class B shares of Telcrest (approximately 8% of the outstanding equity (of all classes) of Telcrest). As noted above, the Class B shares have limited voting rights with respect to corporate actions of Telcrest, including the right to vote with the holders of Class A shares on dispositions and transfers of the Shares. Bank Rossiya and ABR disclaim beneficial ownership of the interest of NMG in Telcrest. In addition, Bank Rossiya owns Class B shares of Telcrest constituting approximately 10% of the outstanding equity (of all classes) of Telcrest, and Itera Media Ltd., a wholly owned subsidiary of Abros, owns Class B shares of Telcrest constituting approximately 28% of the outstanding equity (of all classes) of Telcrest.

(4)
Consists of 60,008,800 shares held by MTG Russia AB, of which Messrs Grabau and Lindemann and Ms. Gofman disclaim beneficial ownership, except to the extent of their pecuniary interest therein. Mr. Grabau, Co-Chairman of our Board of Directors, is a member of the Board of Directors of Modern Times Group MTG AB, an affiliate of MTG Russia AB. Ms. Gofman, a member of our Board of Directors, is the CEO of MTG Russia and CIS and is employed by an affiliate of MTG Russia AB. Mr. Lindemann, a member of our Board of Directors, is the Chief Executive Officer of Modern Times Group MTG AB, an affiliate of MTG Russia AB.

(5)
Consists of 39,548,896 shares held by Telcrest. Mr. Pentya is a director of Telcrest. Mr. Pentya disclaims beneficial ownership of the shares held by Telcrest, except to the extent of his pecuniary interest therein.

(6)
Consists solely of equity awards currently exercisable or exercisable within 60 days of March 31, 2014, pursuant to the terms of the Company's 2009 Stock Incentive Plan and 2013 Equity Incentive Plan.

        Other than the Stockholders' Agreement described below under the heading "Certain Relationships and Related Party Transactions," to the knowledge of the Company, there are no voting trusts or similar arrangements among any of the foregoing persons or entities with respect to the voting of shares of our common stock.

 PROPOSAL ONE:
ELECTION OF DIRECTORS

        Our By-Laws provide for a Board of Directors that is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The term of the Class II Directors expires at the 2014 Annual Meeting, the term of the Class III Directors expires at the 2015 Annual Meeting, and the term of the Class I Directors expires at the 2016 Annual Meeting. Tamjid Basunia, Irina Gofman and Timur Weinstein currently serve as Class II Directors of the Company and are proposed for re-election as Class II Directors. If re-elected, each would hold office until our annual meeting of stockholders in 2017 and until his or her successor is duly elected and qualified. Each nominee has consented to being named herein, and, if elected, to serve as a director until his or her successor is duly elected and qualified. There are no family relationships between or among any of our officers or directors.

        In accordance with the terms and conditions of a Stockholders' Agreement dated May 20, 2011 (the "Stockholders' Agreement") by and among CTC Media, Inc., MTG Russia AB ("MTG Russia"), a wholly owned subsidiary of Modern Times Group MTG AB, and Telcrest Investments Limited, our Board of Directors consists of nine members, three of whom are currently designated by MTG Russia and three of whom are designated by Telcrest. Pursuant to the terms of the Stockholders' Agreement, Messrs. Codignoni, Pentya and Weinstein have been designated by Telcrest, and Messrs. Grabau and Lindemann and Ms. Gofman have been designated by MTG Russia. In addition, pursuant to the Stockholders' Agreement, our Board of Directors designates three additional directors, each of whom are to qualify as "independent" for audit committee purposes under applicable Nasdaq and SEC rules and regulations, by a simple majority. See "Corporate Governance—Director Nomination Process".

        On March 4, 2014, pursuant to notices given by each of Telcrest and MTG Russia, and on the recommendation of the Nominating Committee of the Board, the Board nominated for re-election at the 2014 Annual Meeting the respective designees of Telcrest and MTG Russia, and one independent member nominated by the Board. Timur Weinstein is the Telcrest designated director nominated for election at the 2014 Annual Meeting.

        On March 20, 2014, the United States imposed sanctions on Bank Rossiya, a Russian open joint stock company, pursuant to Executive Order 13662. As a result of Bank Rossiya's designation, it was placed on the Specially Designated Nationals ("SDN") and Blocked Persons List of the U.S. Department of the Treasury, Office of Foreign Assets Control. On April 28, 2014, LLC IC Abros, a holding company related to Bank Rossiya, was also designated as an SDN. We understand that more than 50% of the voting capital of Telcrest is beneficially owned, directly or indirectly, by Bank Rossiya and LLC IC Abros, and therefore Telcrest is also deemed to be designated an SDN by operation of law.

        Pursuant to our Economic Sanctions Compliance Policy, while Bank Rossiya remains an SDN, all Telcrest designated directors will be recused from participation in any deliberations and decisions of our Board in respect of any transaction or dealings in which Telcrest has a property interest. Telcrest designated directors may continue to receive Board materials and may attend Board meetings, to the extent consistent with such sanctions compliance policies and recusal requirements. Should Mr. Weinstein ultimately be re-elected in connection with the 2014 annual meeting, his participation on the Board would be governed by our sanctions compliance policies, including recusal from deliberations and decisions relating to certain matters coming before the Board, along with Messrs. Codignoni and Pentya, the other Telcrest designated directors currently serving on our Board.

        After careful analysis, it is the company's position that (i) Telcrest exercised its right to designate a director under the shareholder's agreement prior to imposition of sanctions on Bank Rossiya, and (ii) in the event that such designee is elected, his actions and interests, as well as those of Telcrest generally, will be governed by the Company's Economic Sanctions Compliance Policy, as described above. Therefore, we propose for re-election in this proxy statement those Class II directors, including Timur Weinstein, the Telcrest designated director, that were nominated by our Board on March 4, 2014. Additionally, to the extent such actions implicate US sanctions requirements, we have received a license from the U.S. Department of the Treasury, Office of Foreign Assets Control (LICENSE No. UKRAINE2-2014-308472-1) covering (1) the filing with the SEC and mailing to stockholders this proxy statement containing a recommendation of the Board to elect the Telcrest-designated director nominee, and (2) the tabulating of votes cast by stockholders with regard to proposals and business of the 2014 annual meeting of stockholders.

        Shares represented by all proxies received by our Board of Directors and not so marked as to withhold authority to vote for an individual director will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. Our Board of Directors expects that each of the nominees named below will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee to be designated by our Board of Directors.

Directors

        Set forth below are the names and ages of each member of our Board of Directors (including those who are nominees for re-election as Class II Directors) and the positions and offices held, principal occupation and business experience during at least the past five years, the names of other publicly held companies of which the individual currently serves as a director or has served as a director during the past five years, and the year of commencement of the term as director of CTC Media. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 31, 2014, appears in this proxy statement under the heading "Security Ownership of Certain Beneficial Owners and Management". In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to CTC Media and our Board of Directors.

Name	Age	Title	Class to Which Director Belongs
Angelo Codignoni(1)(3)	66	Co-Chairman of the Board of Directors	Class III
Lorenzo Grabau(1)(3)(4)	48	Co-Chairman of the Board of Directors	Class III
Tamjid Basunia(2)(4)	68	Director	Class II
Irina Gofman	43	Director	Class II
Werner Klatten(2)(3)(4)	68	Director	Class I
Jørgen Madsen Lindemann	47	Director	Class I
Jean-Pierre Morel(1)(2)(4)	63	Director	Class III
Alexander Pentya	28	Director	Class I
Timur Weinstein	40	Director	Class II

(1)
Member of Compensation Committee.

(2)
Member of Audit Committee.

(3)
Member of Nominating and Corporate Governance Committee.

(4)
Member of Compliance Committee

        Angelo Codignoni.    Mr. Codignoni has served as a member of the CTC Media Board of Directors since June 2011 and was elected Co-Chairman in December 2011. Mr. Codignoni is President

of S.A.M. Acceleration Management Solutions. Mr. Codignoni has almost 30 years of experience in television, media and advertising, including the creation and management of television networks in Europe and Asia. From 1996 to 2006, he served as President and Chief Executive Officer of EUROSPORT SA, Europe's largest sports television network. Mr. Codignoni currently serves on the boards of directors of several privately-held companies, including CJSC "ABR Management". We believe Mr. Codignoni's qualifications to sit on our Board of Directors include his extensive experience in the media and television industries, including his executive leadership and management experience as CEO of a major media company. Mr. Codignoni graduated with a degree in economics from Universita Cattolica del Sacro Cuore in Milan, Italy.

        Lorenzo Grabau.    Mr. Grabau has served as a member and Co-Chairman of CTC Media's Board of Directors since April 2013. Mr. Grabau has been appointed CEO of Investment AB Kinnevik effective May 1, 2014. Mr. Grabau is a non-executive member of the Board of Directors of Investment AB Kinnevik, Millicom International Cellular SA, Modern Times Group MTG AB and SoftKinetic BV. Mr. Grabau is a former Partner and Managing Director of Goldman Sachs, which he joined in 1994 and where he worked for 17 years. Mr. Grabau is a graduate from Universita' degli Studi di Roma, La Sapienza, Italy. We believe Mr. Grabau's qualifications to sit on our Board of Directors include his extensive business and investment banking experience, as well as his knowledge of the media and television industries.

        Tamjid Basunia.    Mr. Basunia has been a member of our Board of Directors since June 2006. Mr. Basunia was a partner at PricewaterhouseCoopers L.L.P. for more than 20 years until his retirement in December 2005, working in London, Eastern Europe, the Middle East and, for 11 years, the Russian Federation. Mr. Basunia has worked in audit and business advisory roles for banks and other financial institutions, assisting on a variety of issues such as strategy, profitability reviews, risk management and human resource policies. His role at PricewaterhouseCoopers included serving as chairman of the supervisory board for Eastern European operations and as chairman of the audit committee for more than ten years. Mr. Basunia was also chairman of the regulatory group established by the principal international accounting firms in the Russian Federation. Mr. Basunia is a fellow of the Institute of Chartered Accountants in England and Wales. Since July 1, 2008, Mr. Basunia has served as a non-executive director and Chairman of the Audit Committee of Promsvyaz Bank, a privately owned bank in Russia. We believe Mr. Basunia's qualifications to sit on our Board of Directors include his extensive experience at a major accounting firm and his significant financial expertise, as well as his experience providing audit and business advisory services, particularly in Russia.

        Irina Gofman.    Ms. Gofman has been a member of our Board of Directors since July 2008. Ms. Gofman has served as CEO of MTG-Russia and CIS since 2008 and is employed by an affiliate of MTG Russia. Prior to joining MTG, Ms. Gofman served as managing partner (media) of ESN Group, a Moscow-based investment and management company. Before joining ESN Group, Ms. Gofman was chief executive officer of Rambler Media Group, a Moscow-based internet media and services group, from 2004 to 2007. During her time at Rambler Media Group, Ms. Gofman led that company's initial public offering and listing on the Alternative Investment Market (AIM), a sub-market of the London Stock Exchange. Before joining Rambler Media Group, Ms. Gofman worked as chief operating officer of the DTV Russian television network from 2002 to 2004. We acquired the DTV network from an affiliate of MTG Russia in April 2008. Ms. Gofman has a Ph.D. in Philology from Moscow State University and an MBA from Babson College. We believe Ms. Gofman's qualifications to sit on our Board of Directors include her experience in the media and television industries and her understanding of the Russian market.

        Werner Klatten.    Mr. Klatten has been a member of our Board of Directors since June 2006. Mr. Klatten is currently chairman of the supervisory board of Deutsche Sporthilfe and vice chairman of the supervisory board of Constantin Medien AG, a German publicly traded media and marketing company focused on sports and entertainment. From September 2001 until August 2008 Mr. Klatten was Chief Executive Officer and chairman of the management board of Constantin Medien AG. Early in his career, Mr. Klatten joined Martin Brinkmann AG in 1977 as senior legal advisor. In 1984, he was appointed to the board of directors of Martin Brinkmann, where he was responsible for marketing and one year later became chairman of that board of directors. In 1988, Mr. Klatten moved to become chief executive officer of the television channel Sat. 1. In 1994, he moved to Spiegel-Verlag as management executive in charge of markets and revenue. Ultimately, he assumed management of Spiegel TV and, in September 2000, he became the chairman of the board of directors of SpiegelNet AG. Mr. Klatten studied jurisprudence and began his career practicing law in Hamburg, Germany. We believe Mr. Klatten's qualifications to sit on our Board of Directors include his experience as a director of a German publicly held media company and his past executive leadership and management experience at other media companies.

        Jørgen Madsen Lindemann.    Mr. Lindemann joined our Board of Directors in April 2013. Mr. Lindemann was appointed as President and CEO of Modern Times Group MTG AB in September 2012, prior to which he served as Executive Vice President of the Group's Nordic Broadcasting (free-TV, pay-TV and radio) operations from October 2011 and as CEO of MTG Denmark from 2002. Mr. Lindemann has worked in the MTG Group since 1994, initially as Head of Sponsorship for TV3, then as Head of Viasat Sport in Denmark and, subsequently, as Head of Viasat Sport for the Nordic region. We believe Mr. Lindemann's qualifications to sit on our Board of Directors include his extensive experience in the media and television industries, including his executive leadership and management experience as CEO of a major publicly held media company.

        Jean-Pierre Morel.    Mr. Morel joined the Board of Directors in 2012. Mr. Morel is a partner at EKWATA Consulting and Acceleration, Ltd. From 2007 to 2008, Mr. Morel was deputy general manager at TF1. From 1997 to 2007, he was chief financial officer and general manager for finance administration and information technology at TF1 Publicité. From 1990 to 2007, he was deputy general manager and chief financial officer at TF1. Mr. Morel served on the board of directors of TF1 Video and TF1 Enterprise, Teleshopping from 1992 to 2005 and was a director at e-TF1 from 1999 to 2001. Mr. Morel was chairman of the board of directors of EuroSport from 1993 to 2000. Prior to that, he was chief financial officer of ETDE. Mr. Morel holds a MBA from ESCP Europe (Paris). He is also a chartered accountant and holds a degree from the Kellogg School of Management. We believe Mr. Morel's qualifications to sit on our Board of Directors include his extensive experience in the media and television industries, including his executive leadership and management experience as CFO of a major media company.

        Alexander Pentya.    Mr. Pentya joined the Board of Directors in November 2013. He has served since 2012 as Vice President and Head of the Management Reporting and Investment Projects department at ABR Management, the corporate management company for the Bank Rossiya group. He has served as an observer to the Board of Directors of CTC Media since 2011. Mr. Pentya joined the Bank Rossiya group in 2008, holding several positions in the finance department, including head of the subsidiaries affairs department. He worked at PricewaterhouseCoopers as an auditor from 2006 to 2008. Mr. Pentya graduated from the St. Petersburg State University Faculty of Economics. We believe Mr. Pentya's qualifications to sit on our Board of Directors include his extensive experience in company finance and audit capacities, as well as his familiarity with our business and industry.

        Timur Weinstein.    Mr. Weinstein joined the Board of Directors in January 2013. Mr. Weinstein is a shareholder and chairman of the board of directors of WeiT Media, a production company he founded in 2009. WeiT Media became strategic partners with Endemol, an international television production and distribution company, in 2010. Endemol now owns 51% of WeiT Media. Mr. Weinstein has been a producer of the Russian National Cinema Award Nika since 2000. Between 2000 and 2006 Mr. Weinstein was a shareholder and general producer of Lean-M Company, one of Russia's top production companies, which he founded. Sony Pictures Television International (SPTI) acquired a controlling share of Lean-M Company in 2006, the first joint venture between a major international television company and a Russian production company. SPTI purchased Mr. Weinstein's share of Lean-M Company in 2009. Mr. Weinstein graduated from Azerbaijan State Medical University in 1996 with a degree in psychiatry and from the Russian Institute of TV Workers in 1998 with a degree in TV directing. He is a member of the Russian Academy of Television, the Russian Academy of Cinematographic Art, and the Russian Producers Association. We believe Mr. Weinstein's qualifications to sit on our Board of Directors include his extensive experience in the media and television industries, including his leadership and experience in television production in Russia.

BOARD RECOMMENDATION

        OUR BOARD OF DIRECTORS BELIEVES THAT THE RE-ELECTION OF TAMJID BASUNIA, IRINA GOFMAN AND TIMUR WEINSTEIN TO SERVE AS CLASS II DIRECTORS IS IN THE BEST INTERESTS OF CTC MEDIA AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

 CORPORATE GOVERNANCE

        Our Board of Directors believes that good corporate governance is important in ensuring that CTC Media is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our Board of Directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Investors section of our website, www.ctcmedia.ru under the heading Corporate Governance. Alternatively, you can request a copy of any of these documents by writing to ir@ctcmedia.ru.

Corporate Governance Guidelines

        Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of CTC Media and our stockholders. These guidelines, which provide a framework for the conduct of our Board of Directors' business, provide that:

  •
  our Board of Directors' principal responsibility is to oversee the management of CTC Media;

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  a majority of the members of our Board of Directors shall be independent directors, unless otherwise permitted by Nasdaq rules;

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  the independent directors meet at least twice a year in executive session and at other times at the request of any independent director; and

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  directors have full and free access to management.

Board Leadership Structure

        Pursuant to the terms of our Stockholders' Agreement, Angelo Codignoni and Lorenzo Grabau have been designated as Co-Chairmen of our Board of Directors by Telcrest and MTG Russia, respectively. Mr. Codignoni is President of S.A.M. Acceleration Management Solutions and was previously President and Chief Executive Officer of EUROSPORT SA, Europe's largest sports television network. He is also a member of the board of directors of CJSC "ABR Management", an affiliate of one of our principal shareholders. Mr. Grabau has been appointed CEO of Investment AB Kinnevik effective May 1, 2014 and is a member of the board of directors of Modern Times Group MTG AB, an affiliate of our largest stockholder, as well as a member of the board of directors of Kinnevik AB, a shareholder of Modern Times Group AB. Mr. Codignoni and Mr. Grabau have extensive experience in the media and television industries. In light of the relevance of their experience to our business, our Board of Directors believes that our Co-Chairmen are uniquely able to understand and advocate for the rights and interests of our stockholders and are particularly well-suited to representing the interests of all of our stockholders. In addition, our Board of Directors has separated the roles of Chairman and Chief Executive Officer because it believes, at this time, that this structure best enables our Board of Directors to ensure that CTC Media's business and affairs are managed effectively and in the best interests of stockholders.

Board Determination of Independence

        Under applicable Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our Board of Directors has determined that, with the exception of Timur Weinstein, none of our directors has a relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director and, therefore, that each is an "independent director" as defined under Nasdaq Rule 4200(a)(15). Our Board of Directors did not reach this determination with respect to Timur Weinstein in light of his relationship with WeiT Media, which has ongoing agreements with CTC Media for the provision of production services.

        In determining the independence of our directors, our Board of Directors considered each of the transactions discussed in "Certain Relationships and Related Party Transactions" beginning on page 19.

Board of Directors Meetings and Attendance

        Our Board of Directors met eight times during 2013 and acted nine times by written consent. During 2013, each director then serving, other than Hans-Holger Albrecht, attended in person or by phone at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he or she served. Mr. Albrecht resigned effective April 30, 2013, and did not attend any meetings in 2013 prior to his resignation.

Director Attendance at Annual Meeting of Stockholders

        Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors serving at that time attended the 2013 annual meeting of stockholders, other than Mr. Weinstein.

Committees of our Board of Directors

        Our Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a charter that has been approved by our Board of Directors. Each committee's current charter is posted in the Investors link on our website, www.ctcmedia.ru, under the heading Corporate Governance.

        Our Board has determined that all of the members of each of our Board of Directors' standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

        The Audit Committee's responsibilities include:

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  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

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  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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  overseeing our internal audit function;

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  establishing procedures for the receipt and retention of accounting-related complaints and concerns;

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  meeting independently with our internal auditing staff, independent registered public accounting firm and management;

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  reviewing and approving or ratifying any related person transactions; and

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  preparing the audit committee report required by SEC rules, which is included on pages 16 and 17 of this proxy statement.

        The members of our Audit Committee are Messrs. Basunia, Klatten and Morel. Our Board of Directors has determined that Tamjid Basunia is an "audit committee financial expert" as defined by applicable SEC rules. Our Audit Committee met five times and acted three times by written consent during 2013.

Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  reviewing and approving, or recommending for approval by our Board of Directors, the compensation and benefits of our CEO and other named executive officers, including the structure and levels of salary, bonuses and other incentive compensation, equity compensation (including awards to induce employment), executive perquisites, deferred compensation (if any), severance arrangements, change-in-control benefits and other forms of executive officer compensation;

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  overseeing the evaluation of our senior executives;

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  periodically reviewing and making recommendations to our Board of Directors with respect to incentive compensation plans and equity-based plans;

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  administering our equity incentive plans; and

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  preparing any report on executive compensation required by the rules and regulations of the SEC.

        The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading "Information About Executive and Director Compensation".

        The members of our Compensation Committee are Messrs. Codignoni, Grabau and Morel. The Compensation Committee met one time and acted five times by written consent in 2013.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include:

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  identifying individuals qualified to become members of our Board of Directors;

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  recommending to our Board of Directors the persons to be nominated for election as directors and to each of our Board of Directors' committees; and

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  developing and recommending corporate governance principles to our Board of Directors.

        The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading "Director Nomination Process".

        The members of our Nominating and Corporate Governance Committee are Messrs. Codignoni, Grabau and Klatten. Our Nominating and Corporate Governance Committee met once and acted twice by written consent in 2013.

Compliance Committee

        In light of the recent Ukraine-related sanctions imposed by the United States and the European Union, on March 24, 2014, our Board of Directors formed a Compliance Committee. The Compliance Committee's responsibilities include:

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  reviewing the Company's policies and establishing procedures to ensure that our business and corporate governance practices comply with applicable law, including sanctions requirements;

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  reviewing and approving certain third-party transactions; and

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  overseeing management's internal compliance function.

        The members of our Compliance Committee Messrs. Grabau, Basunia, Klatten, and Morel. None of the members of the Compliance Committee is a director designated to the Board of Directors by Telcrest Investments Limited, a significant minority shareholder of ours, beneficially owned, directly or indirectly, by Bank Rossiya, a Russian open joint stock company, which has been designated an SDN pursuant to Executive Order 13662.

Our Board of Directors' Role in Risk Oversight

        Our Board of Directors has responsibility for the oversight of risk management. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of risk management and the determination of what constitutes an appropriate level of risk for our Company. Our Board of Directors regularly discusses with management the Company's major risk exposures, their potential impact on our Company and the steps we take to manage them.

        Although our Board of Directors has ultimate oversight responsibility for the risk management process, the Audit Committee and the Compliance Committee fulfill critical roles in our risk management. In particular, the Audit Committee focuses on assessing and mitigating financial risk, including the adequacy of internal controls and management's internal assessment of our internal control over financial reporting, and reports regularly to the full Board of Directors in this regard. Our Compliance Committee focuses on regulatory compliance and related risks, particularly related to applicable sanctions requirements and their impacts on the Company, its business processes and partners, and corporate governance practices. Our Compliance Committee is responsible for ultimate oversight of the implementation of our Economic Sanctions Compliance Policy.

Director Nomination Process

        In accordance with the terms and conditions of the Stockholders' Agreement, our Board of Directors consists of nine members, three of whom are currently designated by MTG Russia and three of whom are designated by Telcrest. One member designated by each of MTG Russia and Telcrest serves as one of the Co-Chairmen of our Board of Directors. If the number of shares held by MTG Russia or Telcrest falls below designated thresholds, such party will lose the right to designate one or more directors. If the percentage shareholding of either MTG Russia or Telcrest from time to time is equal to or greater than 20%, it will have the right to designate three directors; if it is less than 20% but equal to or greater than 15%, it will have the right to designate two directors; and if it is less than 15% but greater than 10%, it will have the right to designate one director. Pursuant to the terms of the Stockholders' Agreement, Messrs. Codignoni, Pentya and Weinstein have been designated by Telcrest and Messrs. Grabau and Lindemann and Ms. Gofman have been designated by MTG Russia. In addition, pursuant to the Stockholders' Agreement, our Board of Directors designates three additional directors, each of whom are to qualify as "independent" for audit committee purposes under applicable Nasdaq and SEC rules and regulations, by a simple majority.

        With regard to the directors not designated by MTG Russia or Telcrest, our Board of Directors is responsible for selecting nominees for election by the stockholders. The Nominating and Corporate Governance Committee recommends to our Board of Directors candidates for election or re-election. The Nominating and Corporate Governance Committee makes its recommendations based on the needs of our Board of Directors as determined by periodic evaluations of our Board of Directors' performance and composition, as well as the individual strengths and weaknesses of the candidates. The candidates are selected from qualified candidates recommended by our Board of Directors, the Nominating and Corporate Governance Committee or any other reliable source, including stockholders. In general, we seek as directors individuals with substantial management experience who possess the highest personal values, judgment and integrity, an understanding of the environment in which we do business, and diverse experience in the key business, financial and other challenges that face a corporation such as ours.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, in care of Chief Financial Officer, CTC Media, Inc., 31A Leningradsky Prospekt, Moscow, 125284 Russia. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying the same criteria, as it does in considering other candidates.

        Stockholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board of Directors, by following the procedures set forth under the heading "Stockholder Proposals for the 2015 Annual Meeting" below.

        In considering whether to recommend any candidate for inclusion in our Board of Directors' slate of recommended directors, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria set forth in CTC Media's Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. CTC Media believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Communications from Stockholders

        Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Nominating and Corporate Governance Committee, with the assistance of our CFO, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our Board of Directors should address such communications to our Board of Directors in care of Chief Financial Officer, CTC Media, Inc., 31A Leningradsky Prospekt, Moscow, 125284 Russia.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is posted on the "Corporate Governance" section of our website, www.ctcmedia.ru. We intend to disclose on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K.

Report of the Audit Committee of our Board of Directors

        The Audit Committee of our Board of Directors is composed of three members and acts under a written charter amended in March 2014. The members of the Audit Committee are independent directors, as defined by the Audit Committee's charter and the rules of the Nasdaq Stock Market, and possess the financial sophistication required by such charter and rules.

        Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, Ernst & Young LLC, is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing a report on those financial statements and the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with management, internal accounting, financial and internal auditing personnel and the independent registered public accounting firm, the following:

  •
  critical accounting policies and practices;

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  alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

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  other material written communications between the independent auditor and management;

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  any audit problems or difficulties the independent auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management;

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  major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

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  analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

  •
  the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on our financial statements.

        The Audit Committee has reviewed the Company's audited financial statements for 2013 and discussed these financial statements with the Company's management. Management represented to the Audit Committee that our financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also reviewed and discussed with Ernst & Young LLC, our independent registered public accounting firm, the audited financial statements and the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committee, including, among other things, the following:

  •
  methods to account for significant unusual transactions;

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  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

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  the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm's conclusions regarding the reasonableness of those estimates; and

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  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The Audit Committee has received the written disclosures and the letter from the independent accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2013.

        By the Audit Committee of the Board of Directors of CTC Media, Inc.

Tamjid Basunia, Chairman
Werner Klatten
Jean-Pierre Morel

Independent Registered Public Accounting Firm Fees

        The following table summarizes the fees of Ernst & Young LLC, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

	2012	2013
Audit Fees(1)	$1,050,000	$1,000,000
Audit-Related Fees(2)	$39,000	$40,000
Tax Fees(3)	$2,500	$5,600
All Other Fees(4)	$87,500	$49,500

Total Fees	$1,179,000	$1,095,100

(1)
Audit fees for 2012 and 2013 were for professional services provided for the audit of our consolidated annual financial statements including the audit of internal control over financial reporting and quarterly reviews of the condensed consolidated financial statements included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q or services normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under "Audit Fees". These services relate to advice related to accounting and reporting standards.

(3)
Tax fees consist of fees for tax advice and tax planning services.

(4)
All other fees include fees for annual subscriptions, training and various consulting including market salary observation consulting.

Audit Committee's Pre-Approval Policy and Procedures

        Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Our Audit Committee has also delegated to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

        The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Ernst & Young LLC's independence. During fiscal years 2012 and 2013, no services were provided to CTC Media by Ernst & Young LLC other than in accordance with the pre-approval policies and procedures described above.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

        CTC Media has in place a written policy to review and ratify transactions that we have with certain related parties, including our principal stockholders, directors, senior executive officers, their immediate family members and entities owned or controlled by them. This policy obligates related parties to disclose the existence of conflicts of interest and potential corporate opportunities. The policy covers transactions and arrangements with a related party including conflicts of interest and corporate opportunities.

        The policy requires that disclosure be made by any executive officer or director promptly after he or she becomes aware of a potential conflict of interest or related party transaction in which he or she would be a participant. In the case of a conflict of interest or related party transaction involving our CEO or any director, the disclosure should be made to our Audit Committee, which has the authority to determine whether a conflict of interest exists. Disclosure may be made to our CFO in certain instances involving executive officers other than our CEO.

        All related party transactions are reviewed and approved by our Audit Committee. In approving or rejecting a related party transaction, our Audit Committee considers the relevant facts and circumstances, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our Audit Committee applies a standard of commercial reasonableness to related party transactions.

Transactions with Related Parties, Major Stockholders and their Affiliates

        The following is a description of the transactions that we have engaged in or that have remained in place since January 1, 2013 with our directors, executive officers, holders of more than 5% of our capital stock, and their respective affiliates. In each case, we determined the transaction prices in negotiation with the counterparty.

Stockholders' Agreement

        We are party to the Stockholders' Agreement with our major stockholders, MTG Russia and Telcrest. The principal terms of this agreement are as follows:

        Board Composition.    Our Board of Directors has nine members, three of whom are designated by MTG Russia, and three of whom are designated by Telcrest. One member designated by each of MTG Russia and Telcrest serves as one of our Co-Chairmen. If the number of shares held by MTG Russia or Telcrest falls below certain designated thresholds, such party will lose the right to designate one or more directors. See "Corporate Governance—Director Nomination Process". In addition, our Board of Directors designates by simple majority three additional directors, each of whom must qualify as "independent" for audit committee purposes under applicable Nasdaq and SEC rules and regulations.

        Approval of Material Transactions.    If we propose to enter into a transaction or series of related transactions involving a value exceeding 10% of our consolidated total assets, to issue a number of shares with voting power exceeding 10% of the voting power of our shares then in issue (other than in connection with a compensatory option plan), or to appoint a new CEO, then any two of our directors (other than any director with a direct or indirect financial interest in the matter in question) may, acting together, request that the proposal relating to such transaction not be voted on for a period of 45 days and that a special meeting of our Board of Directors be called to review and consider the transaction. Other than with respect to the appointment of a new CEO, such directors may also request that an independent advisor be engaged to assist our Board of Directors in evaluating the proposed transaction.

        Right of First Offer.    Each of MTG Russia and Telcrest has a right of first offer in the event of any proposed sale of our common stock held by the other.

        Standstill.    Other than in connection with any exercise of the right of first offer described above, MTG Russia and Telcrest have agreed not to acquire additional shares of our capital stock to the extent that such acquisition would cause their beneficial ownership of our shares to exceed 40% and 30%, respectively.

        Tender Offer Requirement.    Other than in connection with any exercise of the right of first offer described above, each party has agreed not to acquire additional shares of our capital stock to the extent that such acquisition would cause its beneficial ownership of our shares, together with those of any affiliate, to exceed 50%, without making a tender offer for all of our outstanding shares in compliance with the tender offer rules under the Exchange Act.

        Term.    Unless terminated earlier by the consent of the parties thereto, the Stockholders' Agreement terminates on June 6, 2015.

Registration Rights

        Holders of an aggregate of approximately 100 million shares of our common stock have the right, pursuant to a registration rights agreement, to require us to register these shares under the Securities Act under specific circumstances.

        Demand Registration Rights.    Each of MTG and Telcrest may require that we file a registration statement with regard to all or any portion of their shares of our common stock so long as, together with all other participating shareholders, they register shares having an aggregate sale price to the public of at least $50 million. All parties that have demand registration rights are entitled to participate in such registration. We are not obligated to effect more than one registration under this demand provision for each of Telcrest and MTG. If the underwriters managing the offering to be made pursuant to any such demand determine that the market cannot support the sale of all the shares requested to be sold pursuant to such demand, the shares to be sold by all parties to the agreement (other than the stockholder(s) that initiated the demand) must first be cut back pro rata, and only once all the shares of such parties have been eliminated from the registration may the initiating stockholder's shares to be sold be cut back.

        Company Registration.    All parties to the registration rights agreement are entitled to "piggy-back" registration rights on registrations that we initiate, subject to the underwriters' right to reduce the number of shares proposed to be registered in view of market conditions.

        S-3 Rights.    If we are entitled at any time to use the "short-form" registration statement, Form S-3, and two unaffiliated stockholders request that we effect a registration on Form S-3 for shares having, taken together, an aggregate sale price to the public of at least $10 million, we will be required to cause such shares to be registered.

        Expenses.    We will pay all fees, costs and expenses of any demand or incidental registrations (including up to $75,000 in expenses of one law firm representing the selling stockholders), and the holders of securities being registered will pay all underwriting discounts and commissions.

        Due to the ownership of Telcrest by Bank Rossiya, the Stockholders' Agreement and Registration Rights Agreement are subject to blocking requirements under OFAC sanctions regulations due to Telcrest's property interests in such agreements. Accordingly, we will not recognize any actions or effectuate any transactions based on the exercise of rights by Telcrest as set forth in these agreements while Bank Rossiya remains an SDN. Moreover, Telcrest's participation in the Company in general will be governed by our sanctions compliance policies.

Transactions and Other Relationships with Telcrest

        Telcrest Investments Limited, a Cypriot company, became one of our principal stockholders in June 2011. The beneficial owners of Telcrest, including Bank Rossiya, have investments in Russian media businesses, including indirect ownership interests in Channel One, REN-TV and TREK 5, and also have indirect significant minority interests in Video International (described below). Dmitry Lebedev, a member of our Board of Directors during 2013 until his resignation effective November 5, 2013, is Chairman of the Board of Directors of Bank Rossiya. Mr. Pentya, a current member of our Board of Directors, is Vice President of ABR Management, the corporate management company for the Bank Rossiya group. To our knowledge, neither Mr. Lebedev nor Mr. Pentya received any fees or other remuneration from us or Telcrest in connection with any of the transactions described below.

Consulting Support for Advertising Sales and Software Licensing

        Beneficial owners of Telcrest have indirect significant minority equity interests in Video International. Video International currently provides us with consulting and technical support services for our internal advertising sales operations. Telcrest became one of our principal stockholders subsequent to the negotiation of our current principal agreements with Video International. We believe that the terms of our agreements with Video International are generally consistent with other existing arrangements between Video International and other third parties based on the same scope of services. The principal elements of our current arrangements with Video International are described in detail in Note 2 to our Consolidated Financial Statements contained in our 2013 Annual Report on Form 10-K.

Programming Rights

        As of December 31, 2013, prepayments for acquisitions of programming rights from REN-TV amounted to $2.5 million.

Dividends

        We declared and paid dividends to Telcrest in the amount of approximately $25 million in 2013.

        Due to the ownership of Telcrest by Bank Rossiya and LLC IC Abros, the Company will not engage in any transaction with Telcrest, including the payment of dividends, while Bank Rossiya remains an SDN.

Transactions with MTG

        We have entered into various transactions and are party to various agreements with Modern Times Group MTG AB, a publicly traded Swedish media company, and certain of its affiliates, which we refer to collectively below as "MTG". MTG, through its subsidiary MTG Russia AB, is one of our principal stockholders. Mr. Grabau, Co-Chairman of our Board of Directors, is a member of the board of directors of MTG; Mr. Lindemann, a member of our Board of Directors, is the President and CEO of MTG; and Ms. Gofman, also a member of our Board of Directors, is Executive Vice President of MTG' s Russian & CIS Broadcasting and central and east European pay-tv channels business, and CEO of MTG Russia & CIS. To our knowledge, neither of Messrs. Grabau or Lindemann, nor Ms. Gofman, received any fees or other remuneration from us or MTG in connection with any of the transactions described below.

Sale of Programming Rights; Distribution Agreement

        In connection with the purchase of DTV (now Peretz) in 2008, we agreed to grant MTG a right of first offer, for a ten-year term, in the event that we seek to license to any third party any rights that we or our affiliates hold to broadcast television programming in Estonia, Latvia, or Lithuania.

        In addition, MTG acquired program content from us to the value of approximately $820,000 in 2013.

        In October 2011, we entered into a five-year exclusive agreement with a subsidiary of MTG to distribute the international version of the CTC channel through its satellite pay-tv platform, as well as on third party cable and PIT networks, in the Baltic territories. In 2013, the amount of revenue from distribution was approximately $720,000; accounts receivable under the arrangement were approximately $210,000 as of December 31, 2013.

Dividends

        We declared and paid dividends to MTG in the amount of approximately $38 million in 2013.

Transaction with WeiT Media

        We have entered into several production agreements with WeiT Media, a television production house that is 49% owned by Timur Weinstein, a member of our Board of Directors. The total amount paid to WeiT Media was approximately $0.6 million in 2013.

 INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

        The following is a brief summary of the background of each of the currently serving named executive officers of CTC Media:

        Yuliana Slashcheva.    Ms. Slashcheva, age 39, was appointed CTC Media's Chief Executive Officer in August 2013. Previously, Ms. Slashcheva was the President and CEO of Mikhail & Partners agency, Russia's largest domestic strategic communications company. Having first joined Mikhail & Partners in 1994, Ms. Slashcheva was responsible for the planning and implementation of a wide range of large-scale international projects. Ms. Slashcheva was a Partner at BBDO Marketing between 2004 and 2005, prior to which she was a board member and Corporate Communications Director of Russian energy investment company ESN Group, and Deputy General Director of Russian regional energy distribution company Kolenergo, between 2001 and 2004. Ms. Slashcheva was ranked as one of the top 20 most influential businesswomen in Russia by Kompania magazine in 2013. She was the top ranked manager of a communications company by Kariera magazine in 2012, and won the 7th Annual National Media Manager of Russia Award in 2007. Ms. Slashcheva graduated with a degree in Marketing, Economics and Management from the Moscow Academy of Humanities and Social Sciences.

        Nikolay Surikov.    Mr. Surikov, age 39, joined CTC Media in October 2012 as our Chief Financial Officer. Mr. Surikov served as CFO of VTB Factoring from 2009 to 2012. VTB Factoring is a leader of factoring market in Russia and a subsidiary of VTB Bank, second largest banking group in Russia, listed in London. While at VTB Factoring, he was responsible for building from scratch the finance and operational functions and automation of the main business process. From 2004 to 2008, Mr. Surikov served as Director, Corporate Reporting of Mobile TeleSystems (MTS). MTS is a New York Stock Exchange-listed company and the largest mobile phone operator in Russia and the CIS. While at MTS, he was responsible for building a centralized well-automated corporate reporting function. He also participated in the finance integration of its numerous legal entities, ERP implementation and SOX compliance projects. From 1996 to 2004, Mr. Surikov held numerous positions at Ernst & Young, including two years assignment as a Manager, Assurance and Compliance, in Italy, where he provided audit and transaction support services for a number of global FMCG and telecom companies. He also served as Manager of Assurance and Compliance—Russia where he provided project leadership for several audit projects for large telecom companies. Mr. Surikov is a member of the Association of Chartered Certified Accountants and received a Masters in Economics, with Honors, from St. Petersburg University of Economics and Finance.

        Yulia Moskvitina.    Ms. Moskvitina, age 41,was appointed Chief Commercial Officer of CTC Media in November 2008. She has also served as the Head of our EvereST-S sales house since September 2010. Ms. Moskvitina joined CTC Media in May 1999 as an Advertising Consultant. From January to May 2000, Ms. Moskvitina worked as a Commercial Manager, then as Head of Sales Division, and from 2002 to 2005 headed the Key Accounts Division. From 2005 to 2008, Ms. Moskvitina served as Director of Sales Department. Ms. Moskvitina graduated from Lomonosov Moscow State University.

        Viacheslav Murugov.    Mr. Murugov, age 45, joined CTC Media in 2005 and currently serves as our Chief Content Officer. Mr. Murugov has served as a director of our subsidiary CTC Network since October 2010. Mr. Murugov previously served as an executive producer and department director at our CTC Network. Mr. Murugov also served as acting General Director of our DTV Group in 2009. Before joining us, Mr. Murugov was a producer at REN TV from 2001 to 2005. Mr. Murugov was also a co-founder, a member of the board of directors, and creative director of LEAN-M, a Russian television production company, until he sold his interest in 2009. Mr. Murugov graduated from the Tver (Kalinin) Suvorov Military School in 1986 and from the Penza Artillery Engineering College in 1991. He is also a graduate of the TV journalism department of Moscow State University.

        Sergey Petrov.    Mr. Petrov, age 42, joined CTC Media in 1998 and was appointed General Director of our Television Station Groups in March 2006, Chief Infrastructure Officer in November 2008, and Chief Broadcasting Officer in November 2009. Mr. Petrov has served as a director of our subsidiary EvereST-S since August 2010, and of our subsidiary CTC Network since October 2010. He also serves as General Director of our CTC Moscow station. He previously held a number of positions with us, including Director of the CTC Sales Department from 2000 until March 2006 and Director of CTC Distribution from 1999 through 2000.

        Our executive officers are elected by our Board of Directors and serve until their successors are duly elected and qualified. There are no family relationships among any of our executive officers or directors.

Executive Compensation

        The following tables set forth certain information concerning the compensation for each of the last three fiscal years of the two persons who served as Chief Executive Officer during 2013, as well as our Chief Financial Officer and the next three most highly compensated executives of CTC Media during 2013. All of these individuals were serving as executive officers as of December 31, 2013, except for Mr. Podolsky.

        All salaries and bonuses are denominated and paid in Russian rubles (RUR), except as otherwise stated. In presenting the equivalent dollar amounts of ruble compensation expenses for "Salary", "Bonus" and "All Other Compensation" amounts, we have used the monthly average exchange rate of RUR 29.39 to $1.00 for 2011; RUR 31.09 to $1.00 for 2012; and RUR 31.85 to $1.00 for 2013. The exchange rate between the Russian ruble and the U.S. dollar as reported by the Central Bank of the Russian Federation on April 25, 2014 was RUR 35.68 to $1.00. "Option Awards" are expensed in dollars; the translations into rubles were calculated using the average exchange rates indicated above. The Russian ruble depreciated against the U.S. dollar by 7% during 2013, and the average exchange rate of the ruble against the U.S. dollar was 2% lower in 2013 than in 2012.

 2013 SUMMARY COMPENSATION TABLE

(RUR in thousands)

Name and Principal Position	Fiscal year	Salary	Bonus(1)		Equity Awards(2)	Performance- Based Cash Bonuses under Non-Equity Incentive Plan(3)	All Other compensation	Total
Yuliana Slashcheva	2013	10,360	7,963	(10)	3,213	—	1,235	22,771
Chief Executive Officer(4)	2012	—	—		—	—	—	—
	2011	—	—		—	—	—	—
Boris Podolsky	2013	18,731	35,577		—	—	3,090	57,398
Chief Executive Officer(5)	2012	19,413	3,109		—	18,384	2,915	43,821
	2011	10,455	2,939		—	4,137	2,083	19,614
Nikolay Surikov	2013	11,182	7,998		4,390	1,948	2,720	28,238
Chief Financial Officer(6)	2012	2,694	—		—	2,705	485	5,884
	2011	—	—		—	—	—	—
Yulia Moskvitina	2013	9,282	499		4,390	2,994	321	17,486
Chief Commercial Officer(7)	2012	8,696	—		—	8,316	203	17,215
	2011	8,578	—		—	4,491	291	13,360
Viacheslav Murugov	2013	20,218	4,071		6,386	5,622	4,384	40,681
Chief Content Officer(8)	2012	15,276	—		—	4,459	3,051	22,786
	2011	10,963	—		—	927	2,589	14,479
Sergey Petrov	2013	7,317	435		4,390	3,478	1,542	17,162
Chief Broadcasting Officer(9)	2012	7,147	—		—	6,955	1,750	15,852
	2011	7,379	—		—	3,465	1,724	12,568

 2013 SUMMARY COMPENSATION TABLE

(U.S. Dollars)

Name and Principal Position	Fiscal Year	Salary	Discretionary Bonus(1)	Equity Awards(2)	Performance- Based Cash Bonuses under Non-Equity Incentive Plan(3)	All Other Compensation	Total
Yuliana Slashcheva	2013	325,261	250,000	100,886	—	38,790	714,937
Chief Executive Officer(4)	2012	—	—	—	—	—	—
	2011	—	—	—	—	—	—
Boris Podolsky	2013	588,088	1,117,024	—	—	97,007	1,802,119
Chief Executive Officer(5)	2012	624,426	100,000	—	591,314	93,761	1,409,501
	2011	355,728	100,000	—	140,751	70,879	667,358
Nikolay Surikov	2013	351,098	251,112	137,840	61,154	85,401	886,605
Chief Financial Officer(6)	2012	86,653	—	—	87,013	15,601	189,267
	2011	—	—	—	—	—	—
Yulia Moskvitina	2013	291,416	15,666	137,840	93,996	10,062	548,980
Chief Commercial	2012	279,710	—	—	267,482	6,538	553,730
Officer(7)	2011	291,877	—	—	152,795	9,885	454,557
Viacheslav Murugov	2013	634,777	127,812	200,500	176,503	137,645	1,277,237
Chief Content Officer(8)	2012	491,363	—	—	143,433	98,128	732,924
	2011	373,026	—	—	31,558	88,100	492,684
Sergey Petrov	2013	229,725	13,648	137,840	109,187	48,420	538,820
Chief Broadcasting	2012	229,887	—	—	223,712	56,278	509,877
Officer(9)	2011	251,081	—	—	117,885	58,647	427,613

(1)
The amounts in this column reflect discretionary cash bonuses.

(2)
The amounts in this column reflect the grant date fair value of restricted stock units awarded in the years indicated. These amounts do not represent the actual amounts paid or realized for these awards in the years indicated. Please see "Stock-Based Compensation" in note 2 and note 15 to the financial statements included in our annual report on Form 10-K for the year ended December 31, 2013, for a detailed discussion of the assumptions used in valuing options and stock awards. In addition, please see "—Compensation Discussion and Analysis—Compensation Components—Equity Incentives—Equity-based Cash Incentive Plan".

(3)
The amounts in this column reflect annual performance-based cash bonuses.

(4)
Ms. Slashcheva was appointed our Chief Executive Officer as of August 1, 2013. Ms. Slashcheva's salary payments include additional amounts required under Russian law for vacation days and business trips. "All Other Compensation" consisted of car-and-driver related expenses of $26,566, disability insurance premiums of $485 and family medical insurance premiums of $11,738 in 2013.

(5)
Mr. Podolsky was our Chief Executive Officer through July 2013. Mr. Podolsky's salary payments include additional amounts required under Russian law for vacation days and business trips. "All Other Compensation" consisted of car-and-driver related expenses of $89,261, family medical insurance premiums of $5,733 and disability insurance premiums of $2,013 in 2013; car-and-driver related expenses of $91,699 and disability insurance premiums of $2,062 in 2012, car-and-driver related expenses of $69,050 and disability insurance premiums of $1,830 in 2011.

(6)
Mr. Surikov joined the Company as Chief Financial Officer effective October 1, 2012. Mr. Surikov's salary payments include additional amounts required under Russian law for vacation days and business trips. "All Other Compensation" consisted of car-and-driver related expenses of $82,493 and disability insurance premiums of $2,908 in 2013; and car-and-driver related expenses of $13,251 and disability insurance premiums of $2,349 in 2012.

(7)
Ms. Moskvitina's salary payments include additional amounts required under Russian law for vacation days and business trips. "All Other Compensation" consisted of personal car expenses of $7,323 and disability insurance premiums of $2,739 in 2013; personal car expenses of $4,728 and disability insurance premiums of $1,810 in 2012; and personal car expenses of $7,843 and disability insurance premiums of $1,778, other payments $264 in 2011.

(8)
Mr. Murugov's salary payments include additional amounts required under Russian law for vacation days and business trips. "All Other Compensation" consisted of car-and-driver related expenses of $134,418 and disability insurance premiums of $3,228 in 2013; $95,818 and disability insurance premiums of $2,311 in 2012; and car-and-driver related expenses of $86,077 and disability insurance premiums of $2,023 in 2011.

(9)
Mr. Petrov's salary payments include additional amounts required under Russian law for vacation days and business trips. "All Other Compensation" consisted of car-and-driver related expenses of $45,354 and disability insurance premiums of $3,067 in 2013; car-and-driver related expenses of $54,133 and disability insurance premiums of $2,145 in 2012; and car-and-driver related expenses of $56,616 and disability insurance premiums of $2,031 in 2011.

(10)
Ms. Slashcheva received a discretionary bonus of $250,000 for 2013. This bonus was paid in Russian rubles at the exchange rate on the day of payment which as RUR 36.4566 for $1.00, thus the total amount of the bonus paid was RUR 9,114,150. In accordance with the calculation of all amounts in the table above, the amount of discretionary bonus of Ms. Slashcheva was calculated at the monthly average exchange rate of RUR 31.85 to $1.00 for 2013. Therefore, the discretionary bonus for Ms. Slashcheva in the table above is indicated as RUR 7,962,500.

        For more information regarding the compensation paid to our named executive officers, please see the discussion under "—Compensation Discussion and Analysis" beginning on page 33.

        In March 2013, our Compensation Committee approved grants to Ms. Slashcheva, Mr. Surikov, Ms. Moskvitina, Mr. Murugov and Mr. Petrov of 161,111; 110,000; 110,000; 160,000 and 110,000 restricted share units, respectively, at no cost, which vest upon the satisfaction of 2013, 2014 and 2015 performance-based vesting conditions and thereafter become exercisable on a staggered basis over a period of four years from grant. Performance criteria are set by the Board of Directors for each of 2013, 2014 and 2015. The grant date for each sub tranche of the awards is the date when performance criteria for the relevant year are set. Exercise is also subject to the condition that the closing price of the Company's common stock has exceeded $12.00 per share on at least ten trading days prior to exercise. As a condition to the receipt of an award under our 2013 Equity Incentive Plan, Ms. Moskvitina and Mr. Petrov, each of whom that held an outstanding option award under the Company's 2009 Equity Incentive Plan, were required to forfeit the unvested portion of such award; the vested portion of outstanding option awards remained unaffected.

        The following table sets forth information regarding awards made to named executive officers during 2013 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received; all amounts shown constitute potential performance-based cash bonuses:

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013

Name	Grant Date	Estimated Future Payouts of Performance-Based Cash Bonuses Under Non-Equity Incentive Plan Awards Threshold / Target / Maximum	Estimated Future Payouts under Equity Incentive Plan Awards	Exercise or Base Price of Equity Award(2)	Grant Date Fair Value
			#RSUs
Yuliana Slashcheva(1)	August 1, 2013	$0 / 250,000 / 250,000	—	—	—
	August 1, 2013	—	27,778	—	10.15
Boris Podolsky(1)		—	—	—	—
		—	—	—	—
Nikolay Surikov	April 1, 2013	$0 / 203,848 / 203,848	—	—	—
	April 25, 2013	—	36,667	—	10.55
Yulia Moskvitina	April 1, 2013	$0 / 156,659 / 156,659	—	—	—
	April 25, 2013	—	36,667	—	10.55
Viacheslav Murugov	April 1, 2013	$0 / 608,629 / 608,629	—	—	—
	April 25, 2013	—	53,333	—	10.55
Sergey Petrov	April 1, 2013	$0 / 136,484 / 136,484	—	—	—
	April 25, 2013	—	36,667	—	10.55

(1)
Ms. Slashcheva became our CEO in August 2013; Mr. Podolsky served as CEO through July 2013.

(2)
The 2013 Equity Incentive Plan entitles the grantees to receive shares at no cost, upon satisfaction of 2013, 2014 and 2015 performance-based vesting conditions.

        For a discussion of the performance targets, see "—Compensation Discussion and Analysis—Compensation Components—Annual Performance-Based Cash Bonuses".

        The following table sets forth certain information regarding unexercised options for each of the named executive officers outstanding as of December 31, 2013:

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

	Option awards					Equity Incentive Plan awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Exercise Price ($)(2)		Options Date	Number of Restricted Stock Units That Have Not Vested (#)(4)	Market Value of Restricted Stock Units That Have Not Vested ($)(6)	Number of Unearned Restricted Stock Units That Have Not Vested (#)(5)	Market Value of Unearned Restricted Stock Units That Have Not Vested ($)(6)
Yuliana Slashcheva	—	—	—		—	9,259	128,700	133,333	1,853,329
Boris Podolsky*	250,000	—	16.80		December 31, 2014	—	—	—	—
	250,000	—		(3)	December 31, 2014
	400,000	—	26.81		December 31, 2014
Nikolay Surikov	—	—	—		—	12,222	169,886	73,333	1,019,333
	—	—	—		—
Viacheslav Murugov	950,000	—	16.80		October 22, 2019	17,778	247,114	106,667	1,482,667
	950,000	—		(3)	October 22, 2019
	75,000	—	26.91		May 1, 2017
Yulia Moskvitina	83,333	—	16.80		October 22, 2019	12,222	169,886	73,333	1,019,333
	83,333	—		(3)	October 22, 2019
	12,500	—	22.32		February 16, 2021
Sergey Petrov	99,950	—	16.80		October 22, 2019	12,222	169,886	73,333	1,019,333
	99,950	—		(3)	October 22, 2019

*
Mr. Podolsky served as CEO through July 2013.

(1)
Represents the number of securities underlying unexercised options. Each stock option granted to the named executive officers represents the right to purchase one share of our common stock at a specified exercise price subject to the terms and conditions of the Company's 2009 Stock Incentive Plan and option agreement.

(2)
The exercise price per share is equal to the closing price of our common stock on The Nasdaq Global Market on the date of grant.

(3)
Represent stock appreciation rights granted under the Company's 2009 Stock Incentive Plan. The stock appreciation rights are attached to the corresponding option grants described in note (3) above and provide for cash payments in respect of any appreciation of the Company's share price above $14.00 per share, capped at $16.80 per share, and are tied to the vesting and exercise of the corresponding stock options.

(4)
Represent restricted stock units of 2013 sub-tranche issued under 2013 Equity Incentive Plan that have not vested and for which performance conditions have been satisfied as of December 31, 2013.

(5)
Represent restricted stock units of 2014 and 2015 sub-tranches issued under 2013 Equity Incentive Plan that have not vested and have not been earned as of December 31, 2013.

(6)
Market value of restricted stock units is calculated based on the closing price of our common stock at the end of the covered year.

Potential Payments Upon Termination or Change in Control

        Set forth below for each of the named executive officers is a summary of potential payments and benefits each such executive officer would receive upon termination of employment or a change in control of CTC Media under certain circumstances.

Involuntary Termination Not for Cause

        The following table summarizes the notice requirements and severance payments payable if such named executive officers were involuntarily terminated other than for cause.

Named Executive Officer	Notice Period	Severance Payment
Yuliana Slashcheva	6 months	6 months of base salary
Nikolay Surikov	6 months	6 months of base salary
Yulia Moskvitina	1 month	2 months of base salary
Viacheslav Murugov	1 month	3 months of base salary
Sergey Petrov	1 month	6 months of base salary

        In order to receive payments or benefits in connection with the termination of employment, we generally require that departing executives agree not to compete with us for a period of one year after their termination date and not to solicit or induce any of our employees to terminate his employment with us for a period of two years after his termination date.

        The following table indicates the amounts for which each executive officer would have been eligible had he been involuntarily terminated not for cause as of December 31, 2013. The actual amounts that would be paid out can only be determined at the time of the executive officer's involuntary termination without cause.

INVOLUNTARY TERMINATION NOT FOR CAUSE

Name	Cash Payment(1)
Yuliana Slashcheva	$800,000	(2)
Nikolay Surikov	$330,612	(3)
Yulia Moskvitina	$63,520	(4)
Viacheslav Murugov	$197,422	(5)
Sergey Petrov	$129,125	(6)

(1)
Calculated using the exchange rate between the Russian ruble and the US dollar as set by the Central Bank of the Russian Federation on December 31, 2013, which was RUR 32,73 to $1.00.

(2)
Consists of a cash payment of six months' salary in lieu of providing six months' notice, plus a severance payment equal to six months' salary, pursuant to the employment agreement between CTC Media and Ms. Slashcheva.

(3)
Consists of a cash payment of six months' salary in lieu of providing six months' notice, plus a severance payment equal to six months' salary, pursuant to the employment agreement between CTC Media and Mr. Surikov.

(4)
Consists of a cash payment of one month's salary in lieu of providing one month's notice, plus a severance payment equal to two months of salary, pursuant to the employment agreement between CTC Media and Ms. Moskvitina.

(5)
Consists of a cash payment of one month's salary in lieu of providing one month's notice, plus a severance payment equal to three months of salary, pursuant to the employment agreement between CTC Media and Mr. Murugov.

(6)
Consists of a cash payment of one month's salary in lieu of providing one month's notice, plus a severance payment equal to six months of salary, pursuant to the employment agreement between CTC Media and Mr. Petrov.

Death, Disability, Resignation or Retirement

        None of our named executive officers would have been eligible for any cash payment in the event of his or her death or termination of employment due to disability, resignation or retirement as of December 31, 2013.

        With regard to outstanding stock options, should the option holder's employment terminate by reason of death or disability, then the option holder (or his estate) would have a period of 12 months following the date of such cessation of employment during which to exercise each outstanding option.

        Under the terms of their option agreements with us, Mr. Petrov and Mr. Murugov are entitled to a period of 30 days under their outstanding vested options granted to them in 2006 and 2007, and 90 days under their outstanding vested options granted to them in 2009, during which to exercise such options following their resignation or retirement.

Change in Control

        The following is a discussion of the potential payments under current programs to the named executive officers in the event of a change in control

        In March 2013, our Board of Directors approved our 2013 Equity Incentive Plan (the "2013 Plan"), which provides for the grant of a variety of forms of awards. The Compensation Committee of our Board made an initial round of awards to our employees in the form of restricted share units ("RSUs"). As a condition to the receipt of an award under the 2013 Plan, any employee that held an outstanding option award under our 2009 Equity Incentive Plan was required to forfeit the unvested portion of such award; the vested portion of outstanding option awards remained unaffected by the new program. Under our current equity awards program, RSUs are not subject to automatic acceleration of vesting. All unvested options were exchanged for RSUs, and therefore no outstanding awards are subject to acceleration upon a change in control.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-average Exercise Price of Outstanding Options	Number of Additional Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
2009 Stock Incentive Plan	2,405,068	$19.20	4,500,769
2013 Equity Incentive Plan	534,463	n/a	878,889
Total	2,939,531	$19.20	5,379,658

        In March 2014, our Board of Directors approved grants of additional equity awards of approximately 0.7 million shares of common stock in the form of RSUs to our employees.

Director Compensation

        In 2013, each member of our Board of Directors received annual fees of $100,000 for service as a director (pro-rated for their periods of service). The additional fees paid to the Co-Chairmen of our Board of Directors were $25,000 per year until March 2013, at which time they were increased to $85,000 per year. Each chairman of a committee of our Board of Directors received an additional $25,000 in 2013. In December 2013, our Compensation Committee approved an increase in the fees payable to our directors for 2014 to $125,000 per year, and an increase in the fees payable to committee chairmen to $30,000 per year. All directors were reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and its committees. No equity awards were granted to any of our directors in 2013.

        The table below sets forth certain information concerning our 2013 fiscal year compensation of our directors.

DIRECTOR COMPENSATION FOR 2013 FISCAL YEAR

Name	Fees Earned or Paid in Cash		Total ($)
Hans-Holger Albrecht(1)	$41,667		$41,667
Angelo Codignoni	$165,000		$165,000
Lorenzo Grabau(1)	$123,336		$123,336
Dimitry Afanasiev(2)	$5,645		$5,645
Tamjid Basunia	$150,742	*	$150,742
Irina Gofman	$100,000		$100,000
Mathias Hermansson(3)	$33,333		$33,333
Werner Klatten	$150,742	*	$150,742
Dmitry Lebedev(4)	$84,127		$84,127
Jørgen Madsen Lindemann(3)	$66,667		$66,667
Jean-Pierre Morel	$150,742	*	$150,742
Alexander Pentya(4)	$15,873		$15,873
Timur Weinstein(2)	$94,355		$94,355

*
Includes additional fees of €20,000 paid to Audit Committee members on May 30, 2013 in respect of additional oversight projects undertaken.

(1)
Hans-Holger Albrecht resigned from the Board of Directors, effective upon the closing of the Company's Annual Stockholders Meeting 2013 and received pro-rated fees in 2013 for his service through that date. Lorenzo Grabau joined our Board of Directors as a director to fill the Board vacancy created by the resignation of Mr. Albrecht and to serve as Co-Chairman of the Board and received pro-rated fees in 2013 for his service from that date through the end of 2013.

(2)
Dimitry Afanasiev, resigned from the Board of Directors, effective January 16, 2013. Timur Pentya joined our Board of Directors as a director to fill the Board vacancy created by the resignation of Mr. Afanasiev and received pro-rated fees in 2013 for his service from that date through the end of 2013.

(3)
Mathias Hermansson has stepped down as a member of the Board of Directors upon the expiration of his term of office. Jørgen Madsen Lindemann was elected as a director at the 2013 Annual Stockholders Meeting and received pro-rated fees in 2013 for his service from that date through the end of 2013.

(4)
Mr. Lebedev resigned as a member of our Board of Directors effective October 31, 2013 and received pro-rated fees in 2013 for his service through that date. Mr. Pentya joined our Board of Directors as a director to fill the Board vacancy created by the resignation of Mr. Lebedev and received pro-rated fees in 2013 for his service from that date through the end of 2013.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Codignoni, Grabau and Morel. None of these members, nor any other director serving as a member during 2013, was, at any time, an officer or employee of CTC Media or any subsidiary of CTC Media, and none of them had any relationship with CTC Media requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). No executive officer of CTC Media serves, or has served, as a member of the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of any other entity which has one or more executive officers serving as a member of CTC Media's Board of Directors or Compensation Committee.

Compensation Discussion and Analysis

Introduction

        The Compensation Committee of our Board of Directors establishes our overall compensation policies and administers the compensation programs in respect of our executive officers. Our Board of Directors has adopted a Compensation Committee charter, which we have made available on our website at www.ctcmedia.ru/investors.

        The responsibilities of the Compensation Committee include:

  •
  reviewing and approving, or recommending for approval by our Board of Directors, the compensation and benefits of our CEO and other named executive officers, including the structure and levels of salary, bonuses and other incentive compensation, equity compensation (including awards to induce employment), executive perquisites, deferred compensation (if any), severance arrangements, change-in-control benefits and other forms of executive officer compensation;

  •
  overseeing the evaluation of our senior executives;

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  periodically reviewing and making recommendations to our Board of Directors with respect to incentive compensation plans and equity-based plans;

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  administering our equity incentive plans; and

  •
  preparing any report on executive compensation required by the rules and regulations of the SEC.

        The members of our Compensation Committee are Mr. Morel (chairman), and the two Co-Chairmen of our Board of Directors, Mr. Codignoni and Mr. Grabau. We believe that having the Co-Chairmen of our Board of Directors closely involved in compensation matters allows us to leverage their extensive understanding of our business when structuring our compensation programs. They both provide valuable insights with respect to market comparisons regarding the structure and level of compensation in the television business. Moreover, as board members designated by our two largest stockholders, which together hold the majority of our capital stock, Mr. Codignoni and Mr. Grabau are uniquely positioned to ensure that our compensation programs are structured so as to align the interests of our executives with those of our stockholders. Under the chairmanship of Mr. Morel, who has extensive experience in the television business in Europe, we believe that our Compensation Committee is well positioned to ensure that our compensation programs serve to provide appropriate incentives to enhance stockholder value.

        Our CEO is also actively involved in the executive compensation review process. Our CEO reviews the performance of each of the executive officers (other than herself) and makes recommendations to the Compensation Committee regarding the salary, bonus and long-term incentive awards for each executive officer other than herself. Our CEO, together with her executive team, sets the salary levels of other non-executive members of management. Although the salaries of non-executive employees are set by management, the Compensation Committee monitors and oversees the overall level, composition and structure of compensation across the Company.

        The Compensation Committee has the authority to retain independent compensation consultants and to obtain independent advice and assistance from external advisors.

Philosophy and Objectives of Our Compensation Program

        Our compensation programs are designed to provide remuneration at a level and in a manner that allows us to attract and retain capable executives to operate in our highly specialized field. Success in the television industry in Russia and other CIS countries requires an intimate knowledge of the complexities of our business, including content production and acquisition, programming, network operations, affiliate relations, advertising, television station management and specialized financial and regulatory compliance and management. In addition to competing for broadcasting management talent, as a Nasdaq-listed Delaware corporation with its principal operations located in Russia, we must also compete for a relatively small number of available persons in our local market with the required knowledge of, and experience with, SEC compliance and US GAAP accounting matters. We believe that our senior executives have highly specialized backgrounds and qualifications that are critical to our success in our industry. Our compensation programs are designed to reward these executives for their roles in our success in a challenging environment, to ensure that we are able to hire and retain the best talent in our markets, and to provide appropriate incentives for superior performance and stockholder value.

        In determining total compensation packages for an executive, we consider the executive's qualifications and experience, scope of responsibilities and potential for taking on additional responsibilities, the goals and objectives established for the executive, the executive's past performance, compensation levels at comparable companies, and internal pay equity. We also consider the Company's overall financial and operating performance. We do not have any formal policy or target for allocating between long-term and short-term compensation or between cash and different forms of non-cash compensation, but do seek an appropriate mix of base and performance-linked cash compensation, and between cash and equity incentives. Our senior executives are generally eligible for annual cash bonuses of up to 60% of their base salary (up to 100% in the case of a limited number of key executives), based on the achievement of key performance indicators set by the Committee each year. As described below, we substantially changed our long-term equity compensation programs in 2013, with awards now being subject entirely to the achievement of defined performance objectives. The Compensation Committee believes these arrangements provide the appropriate level and mix of the various components of compensation in order to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. Moreover, the Compensation Committee considers third-party data to obtain a general understanding of compensation practices in the European media industry, as well as comparable businesses in Russia.

        Our Compensation Committee held numerous informal discussions in late 2013 and early 2014, and met formally in March 2014 to review our executives' performance and to recommend appropriate bonus awards in respect of 2013, to consider compensation levels and performance goals for 2014.

        Our Compensation Committee intends to continue to meet early in each fiscal year to carry out these tasks and to meet from time to time throughout each fiscal year as needed to address compensation and succession matters at the executive level as they arise.

Risk Assessment

        Our Compensation Committee has reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our Company. In particular, our Compensation Committee believes that we have allocated our executives' compensation among base salary and short- and long-term performance-based incentives in such a way as not to encourage excessive risk taking, while providing appropriate incentives for long-term value creation. In particular, we believe that our approach to setting performance goals, establishing targets with payouts at multiple levels of performance, and our regular evaluation of performance results assist the Committee in mitigating excessive risk-taking that could harm the value of our business or reward poor judgment by our executives.

Compensation Components

        Our executive compensation packages include the following:

  •
  Base salary;

  •
  Discretionary bonuses awarded in unique circumstances;

  •
  Annual performance-based cash bonuses;

  •
  Equity and equity-based incentive awards; and

  •
  Other compensation.

Base Salary

        Our Compensation Committee seeks to establish base salaries for each position and level of responsibility that are competitive with those for executive officers in similar positions at comparable Moscow-based companies. For details relating to the base salaries of our names executives, see "—Executive Compensation—2013 Summary Compensation Table".

Annual Performance-Based Cash Bonuses

        Our executive officers and some of our non-executive employees are eligible for annual performance-based cash bonuses. The maximum potential bonuses are generally set as a percentage of base salary; with respect to our sales personnel, annual cash bonuses are generally tied to the achievement of specific advertising sales targets.

        For 2013, executive bonuses were tied to the achievement of specified performance objectives, with a portion subject to performance in excess of certain of such targets. In evaluating actual performance in 2013, the Committee determined that, although a number of the specific targets that had been set for the year had not be achieved, the overall performance of the management team warranted the award of modest discretionary cash bonuses to specific senior executives, as described below.

        Chief Executive Officer: Yuliana Slashcheva.    Ms. Slashcheva was appointed out Chief Executive Officer effective August 1, 2013. In recognition of her service during her first five months in office, our Compensation Committee awarded her a discretionary cash bonus of $250,000 for 2013.

        For 2014, Ms. Slashcheva's maximum potential performance-based bonus is $800,000, or 100% of her 2014 base salary. Of this total, 80% is subject to the achievement of the following group performance objectives: target revenues, target OIBDA and target audience shares; and 20% is discretionary, and will be based on the achievement of the Company's strategy, development and execution of an optimization plan, and development of new revenue sources.

        Chief Executive Officer: Boris Podolsky.    Mr. Podolsky served as our Chief Executive Officer through July 2013 and resigned effective August 1, 2013. In connection with his separation from the Company, we paid Mr. Podolsky $1,000,000 (equal to 12 months' base salary plus special separation bonus). He received no bonus in respect of 2013. In addition, we agreed to extend the exercise period of his vested options until December 31, 2014.

        Chief Financial Officer.    For 2013, Mr. Surikov's maximum potential performance-based bonus was RUR 6,492,550, or 60% of his 2013 base salary, and was subject to the achievement of the following performance objectives (weighted as indicated): target OIBDA margin (30%), target total revenues (20%), target return on capital employed (20%), target cash conversion ratio (20%) and 10% is discretionary. With respect to each target, half of the potential bonus was subject to achievement of the specified target, and half was subject to overperformance of at least 3% above the specified target. Based on the level of achievement of specified performance objectives, Mr. Surikov was awarded 30% of his maximum potential performance-based bonus. In addition, the Compensation Committee awarded Mr. Surikov an additional discretionary bonuses of RUR 3,246,275, reflecting achievements during the year.

        For 2014, Mr. Surikov's maximum potential performance-based bonus is RUR 6,492,550, or 60% of his 2014 base salary. Of this total, 80% is subject to the achievement of the following group performance objectives: target revenues, OIBDA, cash conversion ratio and organizational optimization measures; and 20% is discretionary, and will be based on achievements in business decision support and ruble exposure management.

        Chief Commercial Officer.    For 2013, Ms. Moskvitina's maximum potential performance-based bonus was RUR 4,989,600, or 60% of her 2013 base salary, and was subject to the achievement of the following performance objectives (weighted as indicated): target OIBDA margin (10%), target total revenues (30%), Domashny Channel revenue from advertising and sponsorships (10%), Digital sales revenue (7.5%), Perets Channel revenue from advertising and sponsorships(10%), CTC Channel revenue from advertising and sponsorships (15%), A/R collections (7.5%) and the CEO's evaluation (10%). [With respect to the OIBDA margin targets, half of the potential bonus was subject to achievement of the specified target, and half was subject to overperformance of at least 3% above the specified target.] Based on the level of achievement of specified performance objectives, Ms. Moskvitina was awarded 60% of her maximum potential performance-based bonus. In addition, the Compensation Committee awarded Ms. Moskvitina an additional discretionary bonus of RUR 498,960, reflecting achievements during the year.

        For 2014, Ms. Moskvitina's maximum potential performance-based bonus is RUR 4,989,600, or 60% of her 2014 base salary. Of this total, 30% is subject to the achievement of the following group performance objectives: target revenues and OIBDA; 50% is subject to the achievement of the following performance objectives: advertising revenues by channel, digital revenues and accounts receivable collections; and 20% is discretionary, and will be based on achievements related to the effective balance between advertising sell-out and pricing, and increases in non-standard television and transmedia sales.

        Chief Content Officer.    For 2013, Mr. Murugov's maximum potential performance-based bonus was RUR19,384,848, or 100% of his 2013 base salary, and was subject to the achievement of the following performance objectives (weighted as indicated): target CTC channel OIBDA margin (20%), target group OIBDA margin (10%), target CTC channel average quarterly audience share (20%), target CTC channel annual audience share (10%), target CTC channel share of women viewers (10%), development and improvement of CTC's positioning and marketing strategy (10%), target CTC channel programming margin (10%), and the CEO's evaluation (10%). With respect to the OIBDA margin targets, half of the potential bonus was subject to achievement of the specified target, and half was subject to overperformance of at least 3% above the specified target. Based on the level of achievement of specified performance objectives, Mr. Murugov was awarded 29% of his maximum potential performance-based bonus. In addition, the Compensation Committee awarded Mr. Murugov an additional discretionary bonus of RUR4,070,818, reflecting achievements during the year.

        For 2014, Mr. Murugov's maximum potential performance-based bonus is RUR19,384,848, or 100% of his 2014 base salary. Of this total, 40% is subject to the achievement of the following group performance objectives: target revenues and OIBDA; 40% is subject to the achievement of the following performance objectives: target audience shares by channel; and 20% is discretionary, and will be based on achievements related to content strategy development and optimization of the production process.

        Chief Broadcasting Officer.    For 2013, Mr. Petrov's maximum potential bonus was RUR4,347,000, or 60% of his 2013 base salary, and was subject to the achievement of the following performance objectives (weighted as indicated): target OIBDA margin (10%), target total revenues (10%), target CIS OIBDA margin (12%), target station Group OIBDA margin (18%), target CIS revenues (9%), setting up functional vertical management within the Group of Stations CTC Media (9%), implementation of the Phase 1 launch of digital broadcasting of CTC and Domashny (second multiplex) (12%) and the CEO's evaluation (20%). With respect to all financial targets, half of the potential bonus was subject to achievement of the specified target, and half was subject to overperformance of at least 3% above the specified target. Based on the level of achievement of specified performance objectives, Mr. Petrov was awarded 80% of his maximum potential bonus. In addition, the Compensation Committee awarded Mr. Petrov an additional discretionary bonus of RUR 434,700, reflecting achievements during the year.

        For 2014, Mr. Petrov's maximum potential performance-based bonus is RUR 5,289,000, or 60% of his 2014 base salary. Of this total, 40% is subject to the achievement of the following group performance objectives: target revenues and OIBDA; 40% is subject to the achievement of the following performance objectives: OIBDA margin (%), Station group, CCTM International and CIS, CTC Love tech penetration, MPL expense and tariffs management within approved budget and 20% is discretionary, and will be based on achievements related to reductions in carriage and multiplex expenses and development of revenue from new markets.

Equity Incentives

        We believe that long-term value is achieved in part through an ownership culture that encourages participation by our executives through equity-based awards.

  2013 Equity Incentive Plan—Restricted Share Unit Awards

        In April 2013, our stockholders approved our 2013 Equity Incentive Plan (the "2013 Plan"). The 2013 Plan allows for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, performance share awards and restricted stock awards. The 2013 Plan provides for the authorization of awards covering an aggregate of 2,500,000 shares of common stock.

        The Compensation Committee approved an initial round of awards in the form of restricted share units ("RSU"), covering an aggregate of 2 million shares of common stock. The principal terms of the RSU awards are as follows:

        Vesting; achievement of performance objectives.    The awards vest in three equal tranches in the first, second and third years following grant, subject to continued employment and achievement of the applicable performance objectives. The vesting of one-third of each annual tranche is subject to the achievement of each of the following performance objectives in respect of that year: target OIBDA margin, target cash conversion ratio, and revenue growth that is higher than the growth in the Russian television advertising market as a whole (in ruble terms) for the applicable year. The numerical targets for each objective are set by the Compensation Committee for each year.

        Exercisability.    Upon vesting, the RSUs will become exercisable over a period of four years as follows: up to 30% of the total number of vested RSUs on March 31 of the first year following the grant, up to 60% of the total number of vested RSUs on March 31 of the second year following the grant, up to 80% of the total number of vested RSUs on March 31 of the third year following the grant, and up to 100% of the total number of vested RSUs on March 31 of the fourth year following the grant.

        Minimum Price Threshold.    Once exercisable, a vested RSU may only be exercised if the fair market value of one share of Common Stock has exceeded $12.00 on at least ten days (which need not be consecutive) following the grant date and prior to the applicable exercise date. This condition has been satisfied.

        Grants under the 2013 Plan contain "clawback" provisions that allow the Company to terminate awards or recover gains realized by an executive if non-competition or non-solicitation provisions are violated during a defined period following the termination of service.

  2009 Stock Incentive Plan

        In April 2009, our stockholders approved our 2009 Stock Incentive Plan (the "2009 Plan"). The 2009 Plan allowed for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, performance share awards and restricted stock awards. The 2009 Plan originally provided for the authorization of awards covering an aggregate of 7,800,000 shares of common stock. Following adoption of the 2013 Plan, no further awards will be made under the 2009 Plan, and accordingly an aggregate of 4,500,769 shares remaining available for issuance under the 2009 plan will not be used.

        Options granted under the 2009 Plan were generally are divided into two equal tranches: options that vested over four years and were subject only to passage of time (with 25% of options vesting on the first anniversary and the remainder vesting on a quarterly basis over the following three years) (the "Time-based Tranche") and options that were divided into four equal sub-tranches that vested upon the achievement of certain performance criteria set by the Board of Directors for each of the four years following grant (the "Performance-based Tranche"). For accounting purposes, the grant date of the Time-Based Tranche was the date of approval, while the grant date for the Performance-Based sub-tranches was the date when the performance criteria for the relevant year are set.

        Grants under the 2009 Plan generally contain "clawback" provisions that allow the Company to terminate options or recover gains realized by an executive if non-competition or non-solicitation provisions are violated during a defined period following the termination of service.

  Equity-based Cash Incentive Plan

        At the end of 2009, our Compensation Committee approved a program to provide for potential additional cash payments to participants. As amended, this plan provides that each recipient of an option granted in October 2009 (including both Time-based and Performance-based tranches) receive a stock appreciation right (a "Stock Appreciation Right" or "SAR") granted potential cash payments in respect of any appreciation of the Company's share price above $14.00 per share, capped at $16.80 per share, and tied to both the vesting and exercise of the corresponding stock options. The Compensation Committee has the authority to permit separate exercise of such right at its discretion.

        The maximum amounts potentially payable to named executive officers, assuming the vesting in full of these rights, are approximately $4 million in the aggregate (following forfeitures to date).

Other Compensation

        As is common for companies based in Moscow, we provide several of our executives with the exclusive use of cars and/or drivers. For details relating to the cost to us of providing this perquisite, see "—Executive Compensation—2013 Summary Compensation Table".

Change in Control/Termination-Based Compensation

        Acceleration of Vesting of Equity Awards.    Our current forms of equity awards generally do not provide for acceleration of vesting upon a chance in control.

        Termination-based Payments.    Each of our executives has an employment contract with us. Those employment contracts require us to provide the executive with a minimum period of notice, generally ranging from two weeks to six months, before we terminate their employment agreements, unless we are terminating them for cause. In addition to compensation during these notice periods, our Chief Broadcasting Officer is entitled to a severance payment of six months' base salary if we terminate him without cause.

Section 162(m)

        The Internal Revenue Service, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation in excess of $1.0 million paid to our CEO and to each other officer (other than the CEO and CFO) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. All of our highly compensated employees are based in Russia and most are employed by our Russian subsidiaries, as well as (in some cases) our U.S. parent company, and receive some or all of their salaries from our Russian subsidiaries. We do not seek a deduction on our United States tax returns for such compensation paid to them by our Russian subsidiaries. In those cases in which some or all of an employee's compensation is allocated to our U.S. parent company and in connection with which we do seek a deduction, we have chosen to structure the compensation without regard to Section 162(m), but we may revisit that approach in the future.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934 with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        By the Compensation Committee of the Board of Directors:

Jean-Pierre Morel, Chairman
Angelo Codignoni
Lorenzo Grabau

 PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        On March 3, 2014, the Audit Committee appointed Ernst & Young LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young LLC was our independent registered public accounting firm for the fiscal year ended December 31, 2013.

        Representatives of Ernst & Young LLC are expected to be present at the Annual Meeting or to participate by teleconference, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. In the event that the ratification of the appointment of Ernst & Young LLC as our independent registered public accounting firm is not obtained at the Annual Meeting, our Board of Directors will reconsider its appointment.

BOARD RECOMMENDATION

        OUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014 IS IN THE BEST INTERESTS OF CTC MEDIA AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

 PROPOSAL THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Pursuant to the non-binding advisory vote of our stockholders at our 2011 annual meeting, we provide this opportunity once every three years.

        Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

        The "Executive Compensation" section of this proxy statement, including the "Compensation Discussion and Analysis," describes in detail our executive compensation programs and the decisions made by the Compensation Committee and the Board of Directors with respect to the fiscal year ended December 31, 2013. Highlights of our executive compensation program include the following:

  •
  Guidelines for allocating between long-term and short-term compensation or between cash and different forms of non-cash compensation, including (1) cash bonus targets for the CEO and her direct reports at between 60% and 100% of base salary, and (2) equity compensation, generally in the form of restricted stock units, vesting solely on the achievement of performance objectives.

  •
  Leveraging our major stockholders' extensive understanding of compensation practices and levels in the European and Russian television industries.

  •
  Mitigating excessive risk-taking by setting appropriate performance goals and regularly evaluating performance results.

  •
  Establishing base salaries for each position and level of responsibility that are competitive with those for executive officers in similar positions at comparable Moscow-based companies.

  •
  Clawback provisions in equity awards that allow the Company to terminate awards or recover gains realized by an executive if non-competition or non-solicitation provisions are violated during a defined period following the termination of service.

        As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

        Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

  RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

        As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

 OTHER MATTERS

        Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act ("Section 16(a)") requires executive officers, directors, and stockholders who beneficially own more than ten percent (10%) of the Company's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the SEC and any national securities exchange on which our securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

        The following is a list of the late filings of Section 16(a) reports during 2013 by our executive officers and directors that were serving as of December 31, 2013:

  •
  Yulia Moskvitina, our Chief Commercial Officer, filed a late Form 4 on April 18, 2014 in connection with a restricted share unit award granted in April 2013

  •
  Viacheslav Murugov, our Chief Content Officer, filed a late Form 4 on April 17, 2014 in connection with a restricted share unit award granted in April 2013

  •
  Sergey Petrov, our Chief Infrastructure Officer, filed a late Form 4 on April 17, 2014 in connection with a restricted share unit award granted in April 2013

  •
  Yulia Shtyrova, our Controller and Acting Chief Accounting Officer, filed a late Form 4 on April 17, 2014 in connection with a restricted share unit award granted in April 2013

  •
  Nikolay Surikov, our Chief Financial Officer, filed a late Form 4 on April 17, 2014 in connection with a restricted share unit award granted in April 2013

Stockholder Proposals for the 2015 Annual Meeting

        Proposals of stockholders intended to be presented at the 2015 Annual Meeting of Stockholders must be received by us at our principal office in Moscow, Russia not later than December 31, 2014, for inclusion in the proxy statement for that meeting.

        In addition, our By-Laws (which are on file with the SEC) require that CTC Media be given advance notice of matters that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in CTC Media's proxy statement in accordance with Rule 14a-8 of the Exchange Act). The required written notice must be delivered to the Company Secretary at our principal offices between January 19, 2015 and February 18, 2015; provided that if the 2015 Annual Meeting of Stockholders occurs before April 29, 2015 or after July 18, 2015, such notice must be received no earlier than the 120th day prior to the 2015 Annual Meeting of Stockholders and no later than the close of business on the later of the 90th day prior to the 2015 Annual Meeting of

Stockholders or the tenth day following the day on which notice of the date of the 2015 Annual Meeting of Stockholders was made, whichever first occurs.

Delivery of Security Holder Documents

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: CTC Media, Inc., 31A Leningradsky Prospekt, Moscow, 125284 Russia, Attn: Investor Relations; email: ir@ctcmedia.ru, tel: +7 (495) 783 3650. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, phone number or email address.

By Order of the Board of Directors
Yuliana Slashcheva Chief Executive Officer

April 30, 2014

        THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR TO VOTE ONLINE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

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CTC MEDIA, INC. 31A Leningradsky Prospekt Moscow, 125284 Russia NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 19, 2014
TABLE OF CONTENTS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 19, 2013
Matters to be Acted On
Voting Securities and Votes Required
Costs of Soliciting Proxies
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
BOARD RECOMMENDATION
CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
2013 SUMMARY COMPENSATION TABLE (RUR in thousands)
2013 SUMMARY COMPENSATION TABLE (U.S. Dollars)
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013
OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END
INVOLUNTARY TERMINATION NOT FOR CAUSE
DIRECTOR COMPENSATION FOR 2013 FISCAL YEAR
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BOARD RECOMMENDATION
PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION
OTHER MATTERS